UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

_________________

PURCHASE POINT MEDIA CORP.
(Exact Name of Registrant as Specified in Charter)

Minnesota	000-25385	41-1853993
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6950 Central Highway Pennsauken, NJ 08109
(Address of principal executive offices)

(856) 488-9333
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    Completion of Acquisition or Disposition of Assets

On April 24, 2007, as previously reported, Purchase Point Media Corporation (“PPMC”, the “Company”, “we”, or “us” or, in the context of Company operations following the acquisition of Power Sports Factory, Inc., “PSF” or “Power Sports Factory”) entered into a Share Exchange and Acquisition Agreement (the “Share Exchange Agreement”), by and among PPMC, Power Sports Factory, Inc., a Delaware corporation (“PSF”), and the shareholders of PSF. The Share Exchange Agreement provided for our acquiring all of the outstanding shares of PSF in exchange for shares of PPMC Common Stock. We have filed Information Statements under the Securities Exchange Act of 1934, as amended, with regard to a 1:20 reverse split (the “Reverse Split”) of outstanding common stock in connection with the Share Exchange Agreement, as well as changing our name to Power Sports Factory, Inc.

On May 14, 2007, the Company issued 60,000,000 shares of Common Stock to Stanislav Rubakh, the major shareholder of PSF, and on August 31, 2007, entered into an amendment (the “Amendment”) to the Share Exchange Agreement, that provided for a completion of the acquisition of PSF at a closing (the “Closing”) held on September 5, 2007. At the closing the Company issued 1,650,000 shares of a new Series B Convertible Preferred Stock (the “Preferred Stock”) to the shareholders of PSF, to complete the acquisition of PSF by us.  Each share of Preferred Stock is convertible into 10 shares of our Common Stock following effectiveness of the Reverse Split, at which time, each share of Preferred Stock is automatically converted into 10 shares of Common Stock.

FOR THE FULL TERMS OF THE SHARE EXCHANGE AND ACQUISITION AGREEMENT AND THE AMENDMENT THERETO, PLEASE REFER TO THE COPIES OF THESE AGREEMENTS FILED AS EXHIBITS 10(g) and 10(h) TO OUR CURRENT REPORT ON FORM 8-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 2007.

ITEM 3.02    Unregistered Sales of Equity Securities

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.  The issuance of 21,250 shares of Preferred Stock to five employees on September 5, 2007, reported in the table corrects the number of shares issued and the number of employees that received such shares as shown in Item 3.02 of our Current Report on Form 8-K, filed September 12, 2007, which this Report amends.

Date	Title and Amount (1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts

September 5, 2007
Following closing of acquisition of Power Sports Factory, Inc., 21,250 shares of Series B Convertible Preferred Stock, convertible into common stock at the rate of 10 shares of common stock for each share of preferred stock following effectiveness of the Company’s 1-for-20 reverse split of its common stock (the “Reverse Split”).
		Five employees.	NA	$63,750/NA

September 27, 2007
Four investors loaned the Company $37,500 each. A 12.0% Convertible Note in the principal amount of $37,500, due October 1, 2009 was issued to each investor. Each note is convertible into 75,000 shares of common stock following effectiveness of the Reverse Split.
		Private investors.	NA	$150,000/NA

September 30, 2007
30,000 shares of Series B Convertible Preferred Stock issued to two consultants and one officer and director, who each converted $50,000 of debt into 10,000 shares of Series B Convertible Preferred Stock at a conversion rate of $5.00 per share. The preferred stock is convertible into 300,000 shares of common stock following the effectiveness of the Reverse Split.
		One officer and director and two consultants.	NA	$150,000/NA

October 23, 2007
50,000 shares of Series B Convertible Preferred Stock, convertible into 500,000 shares of common stock following the effectiveness of the Reverse Split. The investor also received a warrant exercisable on or before February 29, 2008, to purchase 50,000 shares of Series B Preferred Stock at an exercise price of $5.00 per share prior to the effectiveness of the Reverse Split; following the effectiveness of the Reverse Split, the warrant is exercisable to purchase 500,000 shares of common stock at a price $.50 a share.
		Private investor.	NA	$250,000/NA

October 26, 2007
50,000 shares of Series B Convertible Preferred Stock as deposit to the principal manufacturer of the Company’s motor scooter products, such shares of Preferred Stock being convertible into 500,000 shares of common stock following effectiveness of the Reverse Split.
		Offshore manufacturer.	NA	$250,000/NA

November 6, 2007	12% Convertible Note in the principal amount of $250,000, due April 30, 2008. The Note is convertible into 500,000 shares of common stock following effectiveness of the Reverse Split.	Private investor.	NA	$250,000/NA

(1) The issuances to officers and directors, consultants, investors and employees are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D or Rule 701 promulgated by the SEC under the Securities Act.

ITEM 7.01    Regulation FD Disclosure

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Throughout this report, we make statements that may be deemed "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events, outcomes and other matters that we plan, expects, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this report.

Business of Power Sports Factory

Power Sports Factory, Inc., is a Delaware corporation formed in June, 2003, that imports, markets, distributes and sells motorcycles and scooters. Through PSF’s manufacturing relationships in China, it began to import and sell Power Sports products in the United States. Its products have been marketed mainly under the “Strada” and “Yamati” brands. At the beginning of 2007, PSF made the determination to focus primarily on the sales and distribution of motor scooters. PSF now sells the motor scooters that it imports primarily to retail distributors and a small portion through the internet.

The Motor Scooters That We Sell

Motor scooters are step-through or feet-forward vehicles with automatic transmissions. The motor scooter is engine-powered, with the drive system and engine usually attached to either the rear axle or fixed under the seat of the vehicle. They range in engine size from 49.50cc to 600cc with the 150cc and higher motor scooters most capable of sustained highway speeds and capabilities to keep up with regular motorcycles. Majority of motor scooters can be used on highways, but in certain states, 49.50cc scooters may only be used on certain types of roads, such as within the city limits.

The motor scooters that we sell have engine sizes ranging from 49.50cc to 300 cc, with wheel sizes from 10” to 16”. Most of motor scooters require a valid drivers' license and a motorcycle registration. They comply and adhere to DOT safety and comfort standards too and hence, have good brakes, suspension, strength, power, and other things.

Our Manufacturing and Licensing Rights

On May 15, 2007, PSF signed an exclusive licensing agreement with Andretti IV, LLC. Andretti IV, LLC, has the rights to the personal name, likeness and endorsement rights of certain members of the Mario Andretti family. This agreement allows PSF to use the Andretti name to brand scooters for the next 10 years assuming minimum license fees are met.

We have an exclusive manufacturing arrangement for the territory of the United States and Puerto Rico with one of the largest manufacturers in China for our Andretti branded line of motor scooters, utilizing the designs of an Italian company purchased by this manufacturer.  We have to meet certain annual volume requirements for different models of scooters we purchase under this arrangement. We purchase motor scooters from other manufacturers from time to time.

Product Warranty Policies

Our product warranty policy is two years on major parts and three years on engines. In addition, the manufacturers of our parts and vehicles have their own warranty policies that limit our financial exposure to a certain extent during the first year of the warranty on major parts.

Marketing

We have two employees (other than our officers) involved in sales and marketing. We have relationships with over 100 dealers.

We use a creative agency to handle all the advertising and marketing programs for our products and also rely on our retailers for sales.

Competition

The motorscooter industry is highly competitive. The Company’s competitors include specialty companies as well as large motor vehicle companies with diversified product lines. Competitors of the company in the motorcycle and scooter category include Honda, Yamaha, Piaggio/Vespa, Keeway, Genuine Motor Company, Kymco, United Motors and Vento Motorcycles. A number of our competitors have significantly greater financial, technological, engineering, manufacturing, sales, marketing and distribution resources than Power Sports Factory. Their greater capabilities in these areas may enable them to better withstand periodic downturns in the motorscooter industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which Power Sports Factory competes, further increasing competition. Power Sports Factory believes its ability to compete successfully depends on a number of factors including the strength of licensed brand names, effective advertising and marketing, impressive design, high quality, and value.

Additionally, our manufacturers may have relationships with our competitors in some or all markets or product lines.  Pricing and supply commitments may be more favorable to our competitors.  Power Sports Factory may not be able to compete successfully in the future, and increased competition may adversely affect our financial results.

We believe that market penetration in this segment is difficult and, among other things, requires significant marketing and sales expenditures. Competition in this market is based upon a number of factors, including price, quality, reliability, styling, product features, customer preference, and warranties. We intend to compete based on competitively based pricing, quality of product offering, service, support, and styling.

Government Regulation

The motorcycles and scooters we distribute are subject to certification by the U.S. Environmental Protection Agency (“EPA”) for compliance with applicable emissions and noise standards, and by California regulatory authorities with respect to emissions, tailpipe, and evaporative emissions standards. All motorscooters, components and manufactured parts are subject to Department of Transportation (“DOT”) standards. Certain states have minimum product and general liability and casualty insurance liability requirements prior to granting authorizations or certifications to distributors to sell motor vehicles and scooters. Without this insurance we are not permitted to sell these vehicles to motor vehicle dealers in certain states. We have secured, a policy of $2 million. While we believe that this policy limit will be sufficient initially in order to qualify us to do business, the insurance requirements that are imposed upon us may vary from state to state, and will increase if and as sales increase or as the products we offer increase in variety. Additionally, these insurance limits do not represent the maximum amounts of our actual potential liability and motor vehicle liability tort claims may exceed these claim amounts substantially. No assurance can be made that we will be able to satisfy each state’s insurance coverage requirements or that we will be able to maintain the policy limits necessary from time to time in order to permit sales of our products in various jurisdictions that require such coverage and, if a liability arises, no assurance can be made that these insurance limits will be sufficient.

Agent for Service of Process

To comply and maintain with Federal regulations under National Highway Traffic Safety Administration (“NHTSA”), we act as Agent for Service of Process for all the products manufactured under the “Yamati” and “Strada” brand names.

Intellectual Property

We have applied for trademarks for our “Power Sports Factory” and “Yamati” brand names with the U.S. Patent and Trademark Office.

Employees

As of November 1, 2007, we had 8 employees (excluding our two executive officers), all of whom are employed at our Pennsauken, New Jersey offices. All of our employees were employed on a full-time basis including two salespersons, two administrative persons and four operations persons. We are not a party to a collective bargaining agreement with our employees and we believe that our relationship with our employees is satisfactory.

Properties

Our principal executive offices are located at our 6950 Central Highway, Pennsauken, New Jersey, and comprise an approximately 19,700 square foot facility, which is also the offices and warehouse for our motorcycle and scooter products.  We lease this facility under a lease expiring September 30, 2008, with a monthly rental rate of $8,800 through September 30, 2007, increasing to $9,100 on October 1, 2007 through September 30, 2008.

During our fiscal year ended June 30, 2007, we leased offices at 585 Southborough Drive, West Vancouver, BC, Canada, consisting of approximately 1,500 square feet of office space at a monthly rental rate of $1,500. This lease has been assumed by our last word® subsidiary.

Risk Factors

We will require additional financing to sustain operations and, without it, we may not be able to continue operations.

We require additional financing to sustain operations. Our inability to raise additional working capital at all or to raise it in a timely manner may negatively impact our ability to fund the operations, to generate revenues, and to otherwise execute the business plan, leading to the reduction or suspension of the operations and ultimately termination of the business. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent the Company from paying dividends and could limit flexibility in making business decisions.

Our future success depends on our ability to respond to changing consumer demands, identify and interpret trends in the industry and successfully market new products.

The motor scooter industry is subject to rapidly changing consumer demands, technological improvements and industry standards. Accordingly, we must identify and interpret vehicle trends and respond in a timely manner. Demand for and market acceptance of new products are uncertain and achieving market acceptance for new products generally requires substantial product development and marketing efforts and expenditures. If we do not continue to meet changing consumer demands and develop successful product lines in the future, the Company’s growth and profitability will be negatively impacted.  If radical changes in transportation technology occur, it could significantly diminish demand for our products. If we fail to anticipate, identify or react appropriately to changes in product style, quality and trends or is not successful in marketing new products, we could experience an inability to profitably sell our products even at lower cost margins.   These risks could have a severe negative effect on our results of operations or financial condition.

Our product offering is currently heavily concentrated.

The Company currently concentrates on the sale of motor scooters.  If consumer demand for motor scooters in general, or the Company’s offerings specifically, wanes or fails to grow, our ability to sell motor scooters may be significantly impacted.

Our business and the success of our products could be harmed if Power Sports Factory is unable to maintain their brand image.

Our success is heavily dependent upon the market acceptance of our Andretti and Yamati branded lines of motor scooters.  If we are unable to timely and appropriately respond to changing consumer demand, the brand names and brand images Power Sports Factory distributes may be impaired. Even if we react appropriately to changes in consumer preferences, consumers may consider those brand images to be outdated or associate those brands with styles of vehicles that are no longer popular.  We invest significantly in our branded presentation to the marketplace.  Lack of acceptance of our brands will have a material impact on the performance of the Company.

Our business could be harmed if we fail to maintain proper inventory levels.

We place orders with manufacturers for most products prior to the time we receive customers’ orders. We do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. However, we may be unable to sell the products we have ordered in advance from manufacturers or that we have in inventory. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair brand image and have a material adverse effect on operating results and financial condition. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply the quality products that we require at the time we need them, the Company may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact retailer and distributor relationships, and diminish brand loyalty.

Our products are subject to extensive international, federal, state and local safety, environmental and other government regulation that may require us to incur expenses, modify product offerings or cease all or portions of our business in order to maintain compliance with the actions of regulators.

Power Sports Factory must comply with numerous federal and state regulations governing environmental and safety factors with respect to its products and their use. These various governmental regulations generally relate to air, water and noise pollution, as well as safety standards. If we are unable to obtain the necessary certifications or authorizations required by government standards, or fail to maintain them, business and future operations would be harmed seriously.

Use of motorcycles and scooters in the United States is subject to rigorous regulation by the EPA, and by state pollution control agencies. Any failure by the Company to comply with applicable environmental requirements of the EPA or state agencies could subject the Company to administratively or judicially imposed sanctions such as civil penalties, criminal prosecution, injunctions, product recalls or suspension of production. Additionally, the Consumer Product Safety Commission exercises jurisdiction when applicable over the Company’s product categories.

The Company’s business and facilities also are subject to regulation under various federal, state and local regulations relating to the sale of its products, operations, occupational safety, environmental protection, hazardous substance control and product advertising and promotion. Failure to comply with any of these regulations in the operation of the business could subject the Company to administrative or legal action resulting in fines or other monetary penalties or require the Company to change or cease business.

A significant adverse determination in any material product liability claim against the Company could adversely affect our operating results or financial condition.

Accidents involving personal injury and property damage occur in the use of Power Sports Factory’s  products.  It is our policy to vigorously defend against these actions. Product liability insurance is presently maintained by the Company on a “claims made” basis in the amount of $1,000,000 per occurrence and $2,000,000 in the general aggregate. While Power Sports Factory does not have any significant pending product liability litigation, no assurance can be given that material product liability claims against Power Sports Factory will not be made in the future. Adverse determination of material product liability claims made against Power Sports Factory or a lapse in coverage could adversely affect our operating results or financial condition.

Significant repair and/or replacement with respect to product warranty claims or product recalls could have a material adverse impact on the results of operations.

Power Sports Factory provides a limited warranty for its products for a period of twenty-four months and for engines, three years.  We may provide longer warranties in certain geographical markets as determined by local regulations and market conditions. Although we require that our manufacturing partners employ quality control procedures, sometimes a product is distributed which needs repair or replacement. Our standard warranties require us or our dealers to repair or replace defective products during such warranty periods at no cost to the consumer.

Our business is subject to seasonality and weather conditions that may cause quarterly operating results to fluctuate materially.

Motorcycle and scooter sales in general are seasonal in nature since consumer demand is substantially lower during the colder season in North America. We may endure periods of reduced revenues and cash flows during off-season months and be required to lay off or terminate some employees from time to time. Building inventory during the off-season period could harm financial results if anticipated sales are not realized. Further, if a significant number of dealers are concentrated in locations with longer or more intense cold seasons, or suffer other weather conditions, such as Katrina on the Gulf Coast, a lack of consumer demand may impact adversely the Company’s financial results.

Power Sports Factory faces intense competition, including competition from companies with significantly greater resources, and if Power Sports Factory is unable to compete effectively with these companies, market share may decline and business could be harmed.

The motorcycle and scooter industry is highly competitive. Our competitors include specialty companies as well as large motor vehicle companies with diversified product lines. Many of our competitors have significantly greater financial, technological, engineering, manufacturing, sales, marketing and distribution resources than the Company. Their greater capabilities in these areas may enable them to better withstand periodic downturns in the recreational vehicle industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which Power Sports Factory competes, further increasing competition. Additionally, our manufacturers may have relationships with our competitors in some or all markets or product lines.  Pricing and supply commitments may be more favorable to our competitors.  Power Sports Factory may not be able to compete successfully in the future, and increased competition may adversely affect our financial results.

We have an exclusive licensing arrangement for a significant portion of our product offering.

Our exclusive marketing arrangement with Andretti IV, LLC., requires us to pay Andretti IV a certain minimum payment per year.  If we do not make the minimum payment, we may lose our exclusive license. Our licensing fee is a fixed cost according to the agreement which may cause us to be inflexible in our pricing structure.

The failure of certain key manufacturing suppliers to provide us with scooters and components could have a severe and negative impact on our business.

At this time, we purchase scooters from several Chinese manufacturers and we rely on a small group of suppliers to provide us with components for our products, some of whom are located outside of the United States. If the manufacturers or these suppliers become unwilling or unable to provide the scooters and components, there are a limited number of alternative manufacturers or suppliers who could provide them. Changes in business conditions, wars, governmental changes, and other factors beyond our control or which we do not presently anticipate, could affect our ability to receive the scooters and components from our manufacturer and suppliers. Further, it could be difficult to find replacement components if our current suppliers fail to provide the parts needed for these products. A failure by our major suppliers to provide scooters and these components could severely restrict our ability to manufacture our products and prevent us from fulfilling customer orders in a timely fashion.

We are currently negotiating for exclusive design and products from manufacturers that, in addition to other terms, will require us to make minimum purchase commitments.  If we do not make the minimum amount of purchases under the agreement, we may lose our exclusive rights to certain products and designs.  Additionally we may have to agree to offer reciprocal purchasing exclusivity which could increase risks associated with single source supplying such as pricing, quality control, timely delivery and market acceptance of designs.

Our business is subject to risks associated with offshore manufacturing.

We import motorcycles and scooters into the United States from China for resale. All of our import operations are subject to tariffs and quotas set by the U.S. and Chinese governments through mutual agreements or bilateral actions. In addition, China, where our products are manufactured may from time to time impose additional new quotas, duties, tariffs or other restrictions on our imports or exports, or adversely modify existing restrictions. Adverse changes in these import costs and restrictions, or our suppliers’ failure to comply with customs regulations or similar laws, could harm our business.

Our operations are also subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement, the Caribbean Basin Initiative and the European Economic Area Agreement, and the activities and regulations of the World Trade Organization. Trade agreements can also impose requirements that adversely affect our business, such as setting quotas on products that may be imported from a particular country into our key market, the United States. In fact, some trade agreements can provide our competitors with an advantage over us, or increase our costs, either of which could have an adverse effect on our business and financial condition.

In addition, the recent elimination of quotas on World Trade Organization member countries by 2005 could result in increased competition from developing countries which historically have lower labor costs, including China. This increased competition, including from competitors who can quickly create cost and sourcing advantages from these changes in trade arrangements, could have an adverse effect on our business and financial condition.

Our ability to import products in a timely and cost-effective manner may also be affected by problems at ports or issues that otherwise affect transportation and warehousing providers, such as labor disputes or increased U.S. homeland security requirements. These issues could delay importation of products or require us to locate alternative ports or warehousing providers to avoid disruption to our customers. These alternatives may not be available on short notice or could result in higher transit costs, which could have an adverse impact on our business and financial condition.

Our international operations expose us to political, economic and currency risks.

All of our products came from sources outside of the United States. As a result, we are subject to the risks of doing business abroad, including:

•	currency fluctuations;

•	changes in tariffs and taxes;

•	political and economic instability; and

•	disruptions or delays in shipments.

Changes in currency exchange rates may affect the relative prices at which we are able to manufacture products and may affect the cost of certain items required in our operation, thus possibly adversely affecting our profitability.

There are inherent risks of conducting business internationally. Language barriers, foreign laws and customs and duties issues all have a potential negative effect on our ability to transact business in the United States. We may be subject to the jurisdiction of the government and/or private litigants in foreign countries where we transact business, and we may be forced to expend funds to contest legal matters in those countries in disputes with those governments or with  customers or suppliers.

We may suffer from infringements or piracy of our trademarks, designs, brands or products.

We may suffer from infringements or piracy of our trademarks, designs, brands or products in the U.S. or globally.  Some jurisdictions may not honor our claims to our intellectual properties. In addition, we may not have sufficient legal resources to police or enforce our rights in such circumstances.

Unfair trade practices or government subsidization may impact our ability to compete profitably.

In an effort to penetrate markets in which the Company competes, some competitors may sell products at very low margins, or below cost, for sustained periods of time in order to gain market share and sales.  Additionally, some competitors may enjoy certain governmental subsidations that allow them to compete at substantially lower prices.  These events could substantially impact our ability to sell our product at profitable prices.

If Power Sports Factory markets and sells its products in international markets, we will be subject to additional regulations relating to export requirements, environmental and safety matters, and marketing of the products and distributorships, and we will be subject to the effects of currency fluctuations in those markets, all of which could increase the cost of selling products and substantially impair the ability to achieve  profitability in foreign markets.

As a part of our marketing strategy, Power Sports Factory plans to market and sell its products internationally. In addition to regulation by the U.S. government, those products will be subject to environmental and safety regulations in each country in which Power Sports Factory markets and sells. Regulations will vary from country to country and will vary from those of the United States. The difference in regulations under U.S. law and the laws of foreign countries may be significant and, in order to comply with the laws of these foreign countries, Power Sports Factory may have to implement manufacturing changes or alter product design or marketing efforts. Any changes in Power Sports Factory’s business practices or products will require response to the laws of foreign countries and will result in additional expense to the Company.

Additionally, we may be required to obtain certifications or approvals by foreign governments to market and sell the products in foreign countries. We may also be required to obtain approval from the U.S. government to export the products. If we are delayed in receiving, or are unable to obtain import or export clearances, or if we are unable to comply with foreign regulatory requirements, we will be unable to execute our complete marketing strategy.

We plan to significantly increase operating expenses related to advertising and the expansion of sales and support departments.

Because of our intent to launch the Andretti brand, we expect to incur significant expenditures in advertising and promotions introducing and maintaining visibility of the brand in the marketplace, assuming that the financial resources are available to do so.  We also intend to add significant personnel to our sales and support departments.  In the event that our advertising campaigns are not successful, and we do not realize significant increases in revenues, our financial results could be adversely affected.

Our plan to grow will place strains on the management team and other Company resources to both implement more sophisticated managerial, operational, technological and financial systems, procedures and controls and to train and manage the personnel necessary to implement those functions. The inability to manage growth could impede the ability to generate revenues and profits and to otherwise implement the business plan and growth strategies, which would have a negative impact on business.

If we fail to effectively manage growth, the financial results could be adversely affected. Growth may place a strain on the management systems and resources. We must continue to refine and expand the business development capabilities. This growth will require the Company to significantly improve and/or replace the existing managerial, operational and financial systems, procedures and controls, to improve the coordination between various corporate functions, and to manage, train, motivate and maintain a growing employee base. The Company’s performance and profitability will depend on the ability of the officers and key employees to: manage the business as a cohesive enterprise; manage expansion through the timely implementation and maintenance of appropriate administrative, operational, financial and management information systems, controls and procedures; add internal capacity, facilities and third-party sourcing arrangements as and when needed; maintain  quality controls; and attract, train, retain, motivate and effectively manage employees. The time and costs to implement these steps may place a significant strain on management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We may not be able to successfully integrate and manage new systems, controls and procedures for the business, or even if we successfully integrate systems, controls, procedures, facilities and personnel, such improvements may not be adequate to support projected future operations. We may never recoup expenditures incurred during our growth. Any failure to implement and maintain such changes could have a material adverse effect on our business, financial condition and results of operations.

We may make acquisitions which could divert management’s attention, cause ownership dilution to stockholders and be difficult to integrate.

Given that our strategy envisions growing our business, we may decide that it is in the best interest of the Company to identify, structure and integrate acquisitions that are complementary to, or accretive with, our current business model. Acquisitions, strategic relationships and investments often involve a high degree of risk. Acquisitions can place a substantial strain on current operations, financial resources and personnel.  Successful integrations may not be achieved, or customers may become dissatisfied with the Company. We may also be unable to find a sufficient number of attractive opportunities, if any, to meet our objectives.

Management

The following sets forth-certain information with respect to the directors and executive officers of PPMC:

Name	Age	Position

Steve Rubakh	46	President, Acting Chief Financial Officer and Director
Steven A. Kempenich	36	Chief Executive Officer, Acting Secretary and Director
Albert P. Folsom	68	Director
Raymond A. Hatch	72	Director
Michael F. Reuling	63	Director

On September 5, 2007, in connection with the acquisition of Power Sports Factory, the Board of Directors of the Company amended our By-Laws to provide that the number of directors constituting the entire Board be fixed at five, appointed Steve Rubakh as our President and Acting Chief Financial Officer, and elected Mr. Rubakh as a director of the Company to fill one of the two newly-created directorships.  At this Board meeting, Steven Kempenich was also appointed as our Chief Executive Officer and Acting Secretary and was elected to the second newly-created directorship.

The Company's directors are elected at the annual meeting of stockholders and hold office until their successors are elected and qualified. The Company's officers are appointed annually by the Board of Directors and serve at the pleasure of the Board. There is no family relationship among any of PPMC's directors and executive officers.

The following is a brief summary of the business experience of each of the directors and executive officers of PPMC:

Steve Rubakh,  Founder of PSF and President

Steve Rubakh, age 46, founded Power Sports Factory, Inc., in June, 2003 and currently serves as the President. Prior to founding Power Sports Factory, Mr. Rubakh was the founder of International Parking Concepts specializing in providing services to the hospitality industry. From 1987 to 1992 Mr. Rubakh was the owner and operator of Gold Connection, a fine gem retail operation in Atlantic City.  Mr. Rubakh attended both Community College of Philadelphia and Temple University majoring in business administration.

Steven A. Kempenich, Chief Executive Officer

Steven A. Kempenich, age 36, joined Power Sports Factory on June 4, 2007. Prior to joining Power Sports Factory, Mr. Kempenich was the Vice President of Business Development and Finance for ICON International, Inc. from July of 2002 until June of 2007. From 1999 until joining ICON International, Mr. Kempenich was the Portfolio Manager and Managing Partner for Gentex Asset Management and SAK Capital, LLC. Mr. Kempenich received a Bachelor of Science in Finance, Investments and Entrepreneurial Studies from Babson College in 1992 and a Masters in Business Administration from Harvard University Graduate School of Business Administration in 1996. On February 25, 2004, Mr. Kempenich consented without admitting or denying guilt to a NYSE hearing panel finding that he accepted a post-execution trade into a firm account that was deemed by the NYSE panel as improper. As a result, the NYSE imposed, which Mr. Kempenich consented to, a penalty of a censure, two-month bar and an undertaking to cooperate with the NYSE in connection with any disciplinary proceeding arising from this matter. The SEC and the NASD did not pursue any action regarding this matter.

Albert P. Folsom, Director

Albert Folsom invented The Last Word, an advertisement display device and formed Amtel Communications Inc. to develop and patent the product. In 1997, Mr. Folsom merged this company, Purchase Point Media Corporation, with the Company, of which he has acted as President of the Company until the closing of the acquisition of Power Sports Factory on September 5, 2007.

In 1983 he created Aricana Resources by amalgamating several companies and served as President and Director from 1983 to 1988. Aricana's activities included medical research, and the development and marketing of medicinal products. He also started a publishing company for medicinal products and founded, the American Health Research Association, a not-for-profit corporation. From 1980 to 1982 he served as President and Director of Alanda Energy Corp., an oil and gas company. From 1963 to 1980 he served as a Director and Senior Officer of a number of companies including Computer Parking Systems, Resource Funding and an electrical contracting company. He served in the US Navy between 1956 and 1960.

Raymond A. Hatch, Director

After completing a Chase Manhattan bank training program and becoming a member of the bank’s credit department, Mr. Hatch started his career on Wall Street in the early sixties. He completed the Reynolds Securities (Dean Witter Reynolds) training program and became an account executive. Subsequently he joined Carreau & Company, which was known as a 1919 NYSE specialist firm specializing in stock issues such a Westinghouse Corporation, Carrier Corporation, General American Oil, etc. He was an officer and director of the company and was primarily responsible for the American Stock Exchange operations. After leaving Carreau & Company , Mr. Hatch joined Delafield & Delafield as a member of the their syndicate department and subsequently, Sterling & Grace & Co. as the manager of their syndicate department. Both of these firms were NYSE investment banking firms. Sterling & Grace was founded in the late 1800’s. Mr. Hatch Joined Arbitrage Management Co. as a Vice President. Arbitrage Management Co. was a convertible bond arbitrage operation headed up by Jon and Asher Edleman, and programmed by Harry Markowitz of Harvard University.

In May 1982, Mr. Hatch started his own investment banking boutique, Grady and Hatch & Company, Inc. The organization focused on private placements, syndicate participation and the origination of its own underwritings. At the end of 1999, Mr. Hatch resigned from Grady & Hatch & Company and joined Ridgewood Group International Ltd. (RGI) as managing partner. RGI is managed by William G. Potter, who was previously Co-Chairman of Prudential Securities International. The firm specializes in a variety of private placements.

Mr. Hatch attended the University of Colorado, New York University Graduate School of Business Administration, New York Institute of Finance and the Hill School of Insurance. He was a consultant to American International Life Assurance Co., a member of the AIG Group, and was also associated with Nationwide Insurance. He held a New York State Life License and New York State broker license. Mr. Hatch was a regular member of the American Stock Exchange and an allied member of the NYSE on several occasions, a principal of the NASD and was a registered investment advisor with the SEC for over ten years.

Michael F. Reuling, Director

In late 1981 when he was with Albertson’s, Mr. Reuling moved from the legal side of the business to the development side, becoming Senior Vice President of Real Estate. In 1987 he became Executive Vice President of Store Development with responsibility for all store development functions, including real estate, design and construction. Mr. Reuling supervised a corporate development team that developed hundreds of supermarkets and drugstores throughout the country with an annual capital budget in excess of $2 billion. He also played a key role in Albertson’s merger and acquisition program. Upon consummation of the merger of Albertson’s and American Stores Company in 1999, Mr. Reuling assumed the role of Vice Chairman of the merged company with responsibility for store development, information technology, human resources and finance. He retired in 2001 and has since worked as a development consultant.

Mr. Reuling grew up in Morton, Illinois where he attended public schools. He subsequently received a B.A. from Carleton College in Northfield, Minnesota and a J.D. from the University of Michigan Law School in Ann Arbor, Michigan. He is a member of the Utah, Idaho and Texas bar associations. He served for nine years as a member of the board of Capital City Development Corporation, the redevelopment agency of the City of Boise, and has also served on the boards of several local non-profit organizations. Mr. Reuling is presently on the board of directors of Jackson Food Stores, Inc., a 100+ unit convenience store chain based in Boise and operating in several intermountain states.

Committees

We do not have an audit  committee,  although  we  intend  to  establish  such a committee, with an independent "audit committee financial expert" member as defined in the rules of the SEC.

Corporate Code of Conduct

We are reviewing a proposed corporate code of conduct, which would provide for internal procedures concerning the reporting and disclosure of corporate matters that are material to our business and to our stockholders. The corporate code of conduct would include a code of ethics for our officers and employees as to workplace conduct, dealings with customers, compliance with laws, improper payments, conflicts of interest, insider trading, company confidential information, and behavior with honesty and integrity.

Executive Compensation

The following table sets forth information for the years ended June 30, 2007 and 2006 concerning the compensation paid or awarded to the Chief Executive Officer of PPMC. None of PPMC's executive officers earned more than $100,000 during the years ended June 30, 2007 and 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)	All Other Compen- Sation	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Albert P. Folsom, Chief Executive Officer	2006	$72,000							$72,000
Albert P. Folsom, Chief Executive Officer	2007	$72,000							$72,000
(1) Salary shown is accrued as of June 30, 2006 and June 30, 2007.

Our current Chief Executive Officer, Steven A. Kempenich, is compensated at the rate of $200,000 per annum; our President and Acting Chief Financial Officer is compensated at the rate of $156,000 per annum.

Principal Stockholders

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 1, 2007 by (a) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) each director of the Company who beneficially owns Common Stock, (c) each of the persons named in the Summary Compensation Table who beneficially owns Common Stock and (d) all officers and directors of the Company as a group. Each named beneficial owner has sole voting and investment power with respect to the shares owned.

As of November 1, 2007, there were 98,503,940 shares of common stock outstanding.

Name of Stockholder	Number of Shares of Common Stock Owned Beneficially	% Outstanding Stock
Steve Rubakh (1)	60,000,000	60.91%
Folsom Family Holdings (2)	3,337,500	3.39%
Amtel Communications, Inc. (3)	3,337,500	3.39%
Raymond A. Hatch (4)	250,000.25%
All Officers and Directors as a Group (5)	63,587,500	64.55%

(1)
Mr. Rubakh’s address is c/o Power Sports Factory, Inc., 6950 Central Highway, Pennsauken, NJ 08109.  Does not include 402,800 shares of Series B Preferred Stock also issued to Mr. Rubakh on September 5, 2007, in connection with the acquisition of Power Sports Factory, which shares will be converted into 4,028,000 shares of common stock upon the effectiveness of the planned 1-for-20 reverse split of our common stock.

(2)
 Consists of shares held by Folsom Family Holdings. Mr. Folsom has a 10% interest in such entity. Mr. Folsom's address is c/o the Company. Does not include 3,337,500 shares owned by Amtel Communications, Inc. Mr. Folsom is an officer of Amtel.

(3)
The address of Amtel is c/o Martin and Associates, #2100-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2 and the principal stockholder of Amtel is Rurik Trust, a Grand Cayman Islands Trust formed in 1986.

(4)	The address of Raymond A. Hatch is c/o Corporate House, 320 1100 Melville VC64A6.

(5)
 Does not include 185,833 shares of Series B Preferred Stock issued to Mr. Steven A. Kempenich, our Chief Executive Officer and a Director, on September 5, 2007, in connection with the acquisition of Power Sports Factory, which shares will be converted into 1,858,333 shares of common stock upon the effectiveness of the planned 1-for-20 reverse split of our common stock.

Certain Transactions

The development activities of the Company have been financed through advances by Amtel, which is a major shareholder. The Company owed Amtel $567,911 at June 30, 2007 and 2006.  Interest expense on these advances was $52,081 and $49,244 for the years ended June 30, 2007 and 2006, respectively, and $332,898 for the period June 28, 1996 (Date of Formation) through June 30, 2007.  All interest has been accrued.  All of such advances have been made on a demand loan basis. The Company does not have a formal loan agreement with Amtel.

The Company entered into an agreement with Albert Folsom ("Folsom"), the Company's President and Chief Executive Officer, for consulting services to be performed on behalf of the Company.  Folsom received consulting fees for the year ended June 30, 2007 and 2006 of $72,000 and $72,000 and $288,000 for the period June 28, 1996 (Date of Formation) through June 30, 2007, respectively.

The Company owed Folsom $602,968 and $496,739 at June 30, 2007 and 2006, respectively.  Interest expense was $24,894 and $22,384 for the years ended June 30, 2007 and 2006, respectively, and $142,552 for the period June 28, 1996 (Date of Formation) through June 30, 2007.  All consulting and interest has been accrued.

The Company has accrued rental payments of $1,500 per month for its fiscal years ended June 30, 2006 and 2007 for approximately 1,500 square feet of office space leased from Mr. Folsom.

On April 24, 2007, we entered into a Share Exchange and Acquisition Agreement (the “Share Exchange Agreement”), by and among PPMC, Power Sports Factory, Inc., a Delaware corporation (“PSF”), and the shareholders of PSF. The Share Exchange Agreement provided for our acquiring all of the outstanding shares of PSF in exchange for shares of PPMC Common Stock. We have filed Information Statements under the Securities Exchange Act of 1934, as amended, with regard to a 1:20 reverse split (the “Reverse Split”) of outstanding common stock in connection with the Share Exchange Agreement, as well as changing our name to Power Sports Factory, Inc.

On May 14, 2007, the Company issued 60,000,000 shares of Common Stock to Steve Rubakh, the major shareholder of PSF, and on August 31, 2007, entered into an amendment (the “Amendment”) to the Share Exchange Agreement, that provided for a completion of the acquisition of PSF at a closing (the “Closing”) held on September 5, 2007. At the closing the Company issued 1,650,000 shares of a new Series B Convertible Preferred Stock (the “Preferred Stock”) to the shareholders of PSF, including 402,800 shares to Mr. Rubakh, who is now our President and a director, and 185,833 shares to Steven A. Kempenich, our Chief Executive Officer and a director, to complete the acquisition of PSF by us.  Each share of Preferred Stock is convertible into 10 shares of our Common Stock following effectiveness of the Reverse Split, at which time, each share of Preferred Stock is automatically converted into 10 shares of Common Stock.

ITEM 9.01.                                Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

POWER SPORTS FACTORY, INC.

Index to Financial Statements

MADSEN & ASSOCIATES, CPA'S INC.
Certified Public Accountants and Business Consultants
684 East Vine St, # 3
Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

Board of Directors
Power Sports Factory, Inc.
Pennsauken, New Jersey

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Power Sports Factory, Inc. at December 31,2006, and the statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2006, and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Sports Factory, Inc. at December 31, 2006, and the results of operations, and cash flows for the years ended December 31, 2006 and 2005 ,in conformity with accounting principles generally accepted in the United States of America.

Salt Lake City, Utah
October 10, 2007
/S/Madsen & Associates, CPA's Inc.

POWER SPORTS FACTORY, INC.
BALANCE SHEETS

ASSETS
	December 31,
	2006	2005
Current Assets:
Cash	$46,740	40,704
Cash - restricted	173,264	-
Accounts receivable	-	199,680
Note receivable - related party	166,400	166,400
Investment	-	65,000
Inventory	1,612,904	1,175,868
Prepaid expenses	-	7,385
Total Current Assets	1,999,308	1,655,037

Property and equipment-net	57,493	13,518

Other assets	13,876	4,000
TOTAL ASSETS	$2,070,677	$1,672,555

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$120,206	$392,442
Notes payable	1,570,376	-
Current portion of long-term debt	2,540	-
Note payable to related party	54,266	298,341
Accrued expenses	122,873	60,441
Income taxes payable	128,032	425,014
Total Current Liabilities	1,998,293	1,176,238
Long term liabilities:
Long-term debt - less current portion	12,639	-
TOTAL LIABILITIES	2,010,932	1,176,238
Stockholders' Equity:
Common stock, $1.00 par value -
1,500 shares authorized and outstanding, respectively	1,500	1,500
Retained earnings	58,245	494,817
Total Stockholders' Equity	59,745	496,317
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$2,070,677	$1,672,555

See Notes to Financial Statements

POWER SPORTS FACTORY, INC.
STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2006	2005

Net sales	$4,877,155	$8,938,157

Costs and Expenses:
Cost of sales	4,170,525	6,747,550
Selling, general and administrative
expenses	1,333,788	1,127,603
	5,504,313	7,875,153

Income (loss) from operations	(627,158)	1,063,004

Other expenses:
Interest	(106,396)	(18,381)

Earnings (loss) before provision
for income taxes	(733,554)	1,044,623

Income tax (benefit) provision	296,982	(409,000)

Net earnings (loss)	$(436,572)	$635,623

See Notes to Financial Statements

POWER SPORTS FACTORY, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock		Retained
		Stated	Earnings
	Shares	Value	(Deficit)	Total

Balance, January 1, 2005	1,500	$1,500	$(140,806)	$(139,306)
Net income for the year ended
December 31, 2005	-	-	635,623	635,623

Balance, December 31, 2005	1,500	1,500	494,817	496,317

Net loss for the year ended
December 31, 2006	-	-	(436,572)	(436,572)

Balance, December 31, 2006	1,500	$1,500	$58,245	$59,745

See Notes to Financial Statements

POWER SPORTS FACTORY, INC.
STATEMENT OF CASH FLOWS

	Years ended
	December 31,
CASH FLOW FROM	2006	2005
OPERATING ACTIVITIES:
Net ncome (loss)	$(436,572)	$635,623
Adjustments to reconcile
net (loss) income to net cash
used in operating
activities:
Depreciation and
amortization	7,984	696
Changes in operating assets
and liabilities	(746,633)	(657,015)
Net cash used in
operating activities	(1,175,221)	(20,696)

CASH FLOW FROM
INVESTING ACTIVITIES:
Investment	65,000	(65,000)
Purchase of equipment	(36,459)	(14,214)
Change in restricted cash	(173,264)	-

Net cash used in
investing activities	(144,723)	(79,214)

CASH FLOW FROM
FINANCING ACTIVITIES:
Proceeds from related party	220,000	333,600
Payment to related party	(464,075)	(201,659)
Proceeds from loan payable	2,766,734	-
Payment on loan	(1,196,679)	-

Net cash provided by financing activities	1,325,980	131,941

Net increase in cash	6,036	32,031

Cash - beginning of year	40,704	8,673

Cash - end of year	$46,740	$40,704

Changes in operating assets
and liabilities consists of:
Decrease (increase) in accounts receivable	$199,680	$(196,680)
Increase in inventory	(437,036)	(894,541)
(Increase) decrease in prepaid expenses	7,385	(7,385)
Increase in other assets	(9,876)	(4,000)
Increase in accounts payable	(272,236)	(32,658)
(Decrease) increase in accrued expenses	(234,550)	478,249
	$(746,633)	$(657,015)

Supplementary information:
Cash paid during the year for:
Income taxes	$-	$-
Interest	$-	$18,381

See Notes to Financial Statements

Power Sports Factory, Inc.
Notes to Financial Statements
December 31, 2006 and 2005

1.	Description of Business and Summary of Significant Accounting Policies

ORGANIZATION

Power Sports Factory, Inc. (the "Company" or "PSF") was incorporated under the laws of the state of Delaware on June 3, 2003 with the name “Power Sports Factory, Inc.” with authorized common stock of 1,500 shares with a par value of $1.00.  No preferred stock was authorized.

The Company is in the business of marketing, selling, importing and distributing motorcycles and scooters.  We principally import products from China.  To date we have marketed significantly under the Yamati brand.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of accounts receivable.  The Company grants credit to customers based on an evaluation of the customer’s financial condition, without requiring collateral.  Exposure to losses on the receivables is principally dependent on each customer’s financial condition.  The Company controls its exposure to credit risk through credit approvals.

INVENTORIES

Inventories are stated at the lower of cost or market.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with the guidance contained in SEC Staff Accounting Bulletin No. 104 "Revenue Recognition Financial Statements" (SAB No. 104). Revenue is recognized when the product has been delivered and title and risk of loss have passed to the customer, collection of the receivables is deemed reasonably assured by management, persuasive evidence of an agreement exist and the sale price is fixed and determinable.

EVALUATION OF LONG-LIVED ASSETS

The Company reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in Statement of Financial Accounting Standards (SFAS) No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

1.           Description of Business and Summary of Significant Accounting Policies (Continued)

DEPRECIATION AND AMORTIZATION

Property and equipment are stated at cost. Depreciation is provided for by the straight-line method over the estimated useful lives of the related assets.

INCOME TAXES

The Company accounts for income taxes using an asset and liability approach under which deferred taxes are recognized by applying enacted tax rates applicable to future years to the differences between financial statement carrying amounts and the tax basis of reported assets and liabilities. The principal item giving rise to deferred taxes are future tax benefits of certain net operating loss carryforwards.

FAIR VALUE OF FINANCIAL INSTRUMENTS

For financial instruments including cash, accounts payable, accrued expenses, and loans payable, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.

RECLASSIFICATIONS

Certain reclassifications have been made to prior period amounts to conform to the current year presentation.

NEW FINANCIAL ACCOUNTING STANDARDS

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which enhances existing guidance for measuring assets and liabilities using fair value.  This Standard provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities.    SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company does not believe that SFAS No. 157 will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”) “The Fair Value Option for Financial Assets and Financial Liabilities”, providing companies with an option to report selected financial assets and liabilities at fair value.  The Standard’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently.  It also requires entities to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  The Company does not expect that the adoption will have a material impact on the financial statements.

2.	Inventories

The components of inventories are as follows:

	December 31,
	2006	2005
Finished goods	$1,534,314	$1,050,641
Parts	78,590	125,227
	$1,612,904	$1,175,868

3.	Property and Equipment

	December 31,
	2006	2005
Equipment	$19,204	7,120
Signs	7,040	1,020
Software	15,500	-
Leasehold improvements	27,609	9,254
	69,353	17,394
Less: accumulated depreciation	11,860	3,876
	$57,493	$13,518

Depreciation expense for the years ended December 31, 2006 and 2005 amounted to $7,984 and $695, respectively.

4.	Long-term debt

On June 20, 2006, the Company entered into a lease agreement with Five Point Capital Inc. for the purchase of software in the amount of $15,500, interest at 18.45% per anum with payments of $397 per month.  The loan is due May 2011.  At December 31, 2006, the balance due was $15,179.  Interest expense for the year ending December 31, 2006 amounted to $321.  This software was not depreciated in 2006 because it was not yet placed in service.

Year Ending
December 31,
2007	2,540
2008	2,654
2009	3,188
2010	3,828
2011	2,969
15,179
Current Portion	2,540
$12,639

5.	Note Payable

On January 27, 2006, the Company entered into a revolving credit loan and floor plan loan (the “Credit Facility”) with General Electric Commercial Distribution Finance Corporation (“CDF”).  Terms under the Trade Finance Purchase Program (“TFPP”) included interest at prime plus 1 ½ percent with one tenth of one percent per month administration fee, and a rate of prime plus 5 percent on all amounts outstanding after maturity with a two and one half tenths of one percent administration fee.  Maturity on advances under the TFPP was 180 days.  Advance rate under the TFPP was 100 percent of supplier invoice plus freight.  CDF had a first security interest in all inventory equipment, fixtures, accounts, chattel paper, instruments, deposit accounts, documents, general intangibles, letter of credit rights, and all judgments, claims and insurance policies via Uniform Commercial Code Filing Position or invoice purchase money security interest.  The Credit Facility was personally guaranteed by an officer and director of the Company.

On June 6, 2006, the Company entered into an amendment to the Credit Facility whereby the Company agreed to post an Irrevocable Letter of Credit (“ILOC”) as additional collateral for the amounts loaned under the Credit Facility.  The amount of the ILOC was required to be 15 percent of the amounts outstanding or advanced.  At December 31, 2006, the amount of the ILOC was $173,264 and is included in cash-restricted on the Company’s balance sheet.

In addition, the Amendment provided in part that “Interest on an advance for Import Inventory shall begin to accrue on the date CDF makes such an advance.  Interest on all other advances shall begin on the Start Date which shall be defined as the earlier of (A) the invoice date referred to in the Vendors invoice; or (B) the ship date referred to in the Vendors invoice; or (C) the date CDF makes such advance….”

On October 9, 2006, CDF sent the Company a notice of default for failing to make one or more payments due under the Credit Facility.  CDF demanded a payment to cure the default in the amount of $320,034.10 by October 13, 2006, which payment was not made.

On November 6, 2006, CDF terminated the Credit Facility and demanded full payment, requiring final payment of a claimed remaining balance of $1,817,920.  On November 17, 2006, CDF initiated a lawsuit in the United States District Court for the District of New Jersey to enforce its rights under the Credit Facility and related documents.  The requested relief included a Court for replevin, granting CDF the right to possess any and all Collateral covered by its security interest.

On January 20, 2007, the Company entered into a Forbearance Agreement with CDF regarding the Credit Facility.  The Forbearance Agreement stated that the amount of the Company’s indebtedness as of that date was $1,570,376. Under the Forbearance Agreement, the Company agreed to a new Payment Program.  The new Payment Program provided that the Company would make payments monthly through April, 2007.  Under this agreement, the Company also agreed to execute a Stipulated Order for Preliminary Injunction and Writ of Seizure (“Writ”).  The Writ could be filed in the event of a default under the Forbearance Agreement at any time.  If no default occurred, the Writ could be duly filed after March 1, 2007, to further protect CFD’s interest.  On March 19, 2007, CDF filed the Writ.  There was no Forbearance Agreement default as of that date.  The Writ was never executed upon, meaning that CDF did not repossess the Company’s Collateral at any time.

The last payment to CDF was made by the Company on or about July 20, 2007.  As of that date, all indebtedness under the Credit Facility, the Forbearance Agreement, and any related Agreements with CDF has been satisfied, by revenue generated through sales by the Company.

6.	Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2006	2005
Professional fees	$50,000	$35,000
Payroll tax expense	28,260	11,667
Advertising	11,505	-
Rent	8,800	-
Accrued commissions	7,800	-
Freight	-	9,649
Other accrued expenses	16,508	4,125
	$122,873	$60,441

7.	Note Receivable/Note Payable - Related Party

On March 1, 2005, the Company issued a note payable at 12% compound monthly interest, to a related party, in the amount of $200,000 with interest and principal due at maturity, February 1, 2006.  The note was repaid as of November 2005, with interest of $12,387.

On November 9, 2005, the Company issued a note payable at 12% compound monthly interest, to a related party, in the amount of $300,000 with interest and principal due at maturity, October 9, 2006.  At December 31, 2006 and 2005 the balance due was $54,266 and $298,341.  Interest expense for the years ended December 31, 2006 and 2005 was $15,582 and $5,954, respectively.

On October 16, 2006 the Company issued a note payable at 12% with compound monthly interest, to a related party, in the amount of $70,000 with interest and principal due at maturity, September 16, 2007.  At December 31, 2006, the note was paid in full.  Interest expense for the year ended December 31, 2006 was $1,367.

As of December 31, 2006 and 2005, the Company advanced $166,400 to a related party.  This is a demand loan with no interest.

8.	Stockholders’ Equity

The Company is authorized to issue 1,500 shares of common stock, at a par value of $1.00 per share, all of which were outstanding at December 31, 2006 and 2005.  All shares were owned by a related party.

9.	Income Taxes

The liability method, prescribed by SFAS No. 109, "Accounting for Income Taxes,” is used by the Company in accounting for income taxes.  Under This method, deferred tax assets and liabilities are based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

10.	Commitments and Contingencies

The Company leases office and sales space in New Jersey. The Company cancelled the sales space as of June 1, 2007.  The office lease expires September 2008.  The Company also has a lease with G.M.A.C. that also expires September 2008.

      Future minimum lease payments are as follows:

Year Ending
December 31 ,
2007	$129,568
2008	87,576
$217,144

Rent expense was $96,530 and $170,228 for the years ended December 31, 2006 and 2005, respectively.

The Company also has a capital lease with Five Point Capital which expires October 15, 2011.

Future minimum lease payments are as follows:

Year Ending
December 31,
2007	$4,769
2008	4,769
2009	4,769
2010	4,769
2011	3,974
$23,050

11.	Subsequent Events

a)
On January 1, 2007, the Company retained a consultant to provide advisory services in business strategy, recapitalization, mergers and acquisitions, negotiation of indebtedness, licensing and other services.  The contract was for five months at a flat fee of $150,000.

b)
Beginning January 18, 2007, an officer and director of the Company made working capital available to the Company for varying purposes.  The agreement is oral, interest-free and subject to demand.  On August 13, 2007, the amount owed under this obligation was $166,400.

c)
On April 1, 2007, the Company hired two consultants to provide transition management services, business planning, managerial systems analysis, sales and distribution assistance and inventory management systems services.  Both contracts are each $15,000 per month and can be terminated at will when the Company decides that the services have been completed and/or are no longer necessary.

d)
On April 24, 2007, Purchase Point Media Corp. (PPMC), entered into a Share Exchange and Acquisition Agreement with the stockholders of Power Sports Factory, Inc. (“PSF”), whereby the stockholders of PSF agreed to exchange 100% of the shares of PSF for a total of 17,500,000 shares of common stock of PPMC, to be effective after the 1 for 20 reverse split of the common stock of PPMC.  On May 14, 2007, the Company issued 60,000,000 shares of common stock to the major shareholder of PSF, and on August 31, 2007, entered into an amendment to the Share Exchange and Acquisition Agreement that provided for a completion of the acquisition of PSF at a closing (the “Closing”) held on September 5, 2007.  The amendment provided for an effective adjustment from 17,500,000 shares of common stock to an aggregate of 19,500,000.  At the closing the Company issued 1,650,000 shares of a new Series B Convertible Preferred Stock (the “Preferred Stock”) to the shareholders of PSF, to complete the acquisition of PSF.  Each share of Preferred Stock is convertible into 10 shares of our common stock following effectiveness of the reverse split, at which time, each share of Preferred Stock is automatically converted into 10 shares of common stock.  After the completion of the share exchange as set forth in the Share Exchange and Acquisition Agreement, and the effectiveness of the reverse split, the total number of issued and outstanding shares of PPMC will be approximately 25,400,000 shares of common stock.

e)
On May 15, 2007, the Company entered into an exclusive licensing agreement with Andretti IV, LLC, a Pennsylvanian limited liability company to brand motorcycles and scooters.  Andretti IV holds and contracts the personal name, likeness and endorsement rights of certain members of the Mario Andretti family.  The term of the agreement is through December 31, 2017.  Royalties under the agreement are tied to motorcycle and scooter sales branded under the “Andretti line”.  The agreement calls for a Minimum Annual Guarantee.  After Year Two of the agreement, if the Company does not sell a certain minimum number of motorcycles and scooters under the “Andretti Line” it may elect to terminate the licensing agreement.  A consultant working for the company co-guaranteed the Minimum Annual Guarantee for the first two years and receives a 4.1667% of the license fees as a fee throughout the life of the license related to that work. The consultant subsequently became an officer and director of the company.

f)	On May 22, 2007, PPMC made $200,000 of working capital available to the Company.

g)	On June 1, 2007, the Company hired Steven A. Kempenich as its Chief Executive Officer and a director of the Company. His contract is a two-year agreement at $16,666 per month.

h)
On June 6, 2007, one of our officers and directors made a short term loan to the Company in the amount of $90,000.  The loan was secured by scooter inventory.  The interest rate on the loan was 12%.  Principal of the loan was to be repaid as the collateral was sold.  The loan was due July 15, 2007.  On July 23, 2007, the outstanding balance of the loan was paid in full satisfactory terms of the agreement.

i)
On July 31, 2007, the Company borrowed $80,000 from an investor.  The note matures on January 31, 2008 at which time the principal amount plus ten percent interest is due.  The note also provides the Lender with the equivalent of 200,000 pre-split common shares.

POWER SPORTS FACTORY, INC.
FINANCIAL STATEMENTS
(UNAUDITED)
JUNE 30, 2007

POWER SPORTS FACTORY, INC.
BALANCE SHEETS

ASSETS
	June 30,	December 31,
	2007	2006
Current Assets:	(Unaudited)
Cash	$42,167	$46,740
Cash - restricted	-	173,264
Accounts receivable	12,844	-
Note receivable - related party	-	166,400
Deposit on inventory	57,720
Inventory	264,295	1,612,904
Prepaid expenses	37,500	-
Total Current Assets	414,526	1,999,308

Property and equipment-net	30,280	57,493
Other assets	9,876	13,876
TOTAL ASSETS	$454,682	$2,070,677

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable	$449,746	$120,206
Notes payable	1,883	1,570,376
Current portion of long-term debt	1,023	2,540
Note payable to related party	266,581	54,266
Accrued expenses	74,231	122,873
Income taxes payable	-	128,032
Total Current Liabilities	793,464	1,998,293
Long term liabilites:
Long-term debt - less current portion	13,134	12,639
TOTAL LIABILITIES	806,598	2,010,932
Stockholders' Equity (Deficiency):
Common stock, $1.00 par value -
1,500 shares authorized and outstanding, respectively	1,500	1,500
Retained earnings (Deficit)	(353,416)	58,245

Total Stockholders' Equity (Deficiency)	(351,916)	59,745
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIENCY)	$454,682	$2,070,677

See Notes to Financial Statements

POWER SPORTS FACTORY, INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Six Months Ended June 30,		Three Months Ended June 30,
	2007	2006	2007	2006
Net sales	$1,678,886	$2,534,416	$871,754	$1,720,829

Costs and Expenses:
Cost of sales	1,373,203	2,123,197	693,529	1,428,007
Selling, general and administrative
expenses	800,728	661,156	515,200	383,556
	2,173,931	2,784,353	1,208,729	1,811,563

(Loss) from operations	(495,045)	(249,937)	(336,975)	(90,734)

Other expenses:
Interest	(44,648)	(24,955)	(11,709)	(16,933)

Loss before provision
for (benefit from) income taxes	(539,693)	(274,892)	(348,684)	(107,667)

Income tax (benefit) provision	(128,032)	-	(51,743)	-

Net (loss)	$(411,661)	$(274,892)	$(296,941)	$(107,667)

See Notes to Financial Statements

POWER SPORTS FACTORY, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
(UNAUDITED)

	Common Stock		Retained
		Stated	Earnings
	Shares	Value	(Deficit)	Total
Balance, January 1, 2006	1,500	$1,500	$494,817	$496,317

Net loss for the year ended
December 31, 2006	-	-	(436,572)	(436,572)

Balance, December 31, 2006	1,500	1,500	58,245	59,745

Net loss for the six months ended
June 30, 2007	-	-	(411,661)	(411,661)

Balance, June 30, 2007	1,500	$1,500	$(353,416)	$(351,916)

See Notes to Financial Statements

POWER SPORTS FACTORY, INC.
STATEMENT OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	June 30,
	2007	2006
CASH FLOW FROM
OPERATING ACTIVITIES:
Net (loss)	$(411,661)	$(274,892)
Adjustments to reconcile
net (loss) income to net cash
used in operating
activities:
Depreciation and
amortization	4,366	3737
Loss on abandonment of
leasehold improvements	22,847	-
Changes in operating assets
and liabilities	1,563,761	(765,903)
Net cash provided by (used in)
operating activities	1,179,313	(1,037,058)

CASH FLOW FROM
INVESTING ACTIVITIES:
Purchase of equipment	-	(29,522)
Change in restricted cash	173,264	(21,000)

Net cash provided by (used in)
investing activities	173,264	(50,522)
CASH FLOW FROM
FINANCING ACTIVITIES:
Proceeds from related party	290,000	-
Payment to related party	(77,685)	(159,177)
Proceeds from loan payable	-	2,437,481
Payment on loan	(1,569,515)	(1,042,802)

Net cash provided by (used in)
financing activities	(1,357,200)	1,235,502

Net (decrease) increase in cash	(4,623)	147,922

Cash - beginning of year	46,740	40,704

Cash - end of year	$42,117	$188,626

Changes in operating assets
and liabilities consists of:
Decrease in accounts receivable	$153,556	$199,680
Decrease (increase) in inventory	1,348,609	(581,868)
(Increase) in prepaid expenses	(37,500)	-
(Increase) deposit on bikes	(57,720)
Decrease (increase) in other assets	4,000	(8,800)
Increase (decrease) in accounts payable	329,540	(390,170)
(Decrease) increase in accrued expenses	(176,724)	(23,205)
Increase in customer deposits	-	38,460
	$1,563,761	$(765,903)

Supplementary information:
Cash paid during the year for:
Income taxes	$-	$-
Interest	$49,088	$24,955

See Notes to Financial Statements

Power Sports Factory, Inc.
Notes to Unaudited Financial Statements
June 30, 2007

1.           Description of Business and Summary of Significant Accounting Policies

ORGANIZATION

Power Sports Factory, Inc. (the "Company" or "PSF") was incorporated under the laws of the state of Delaware on June 3, 2003 with the name “Power Sports Factory, Inc.” with authorized common stock of 1,500 shares with a par value of $1.00.  No preferred stock was authorized.

The Company is in the business of marketing, selling, importing and distributing motorcycles and scooters.  We principally import products from China.  To date we have marketed significantly under the Yamati brand.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of accounts receivable.  The Company grants credit to customers based on an evaluation of the customer’s financial condition, without requiring collateral.  Exposure to losses on the receivables is principally dependent on each customer’s financial condition.  The Company controls its exposure to credit risk through credit approvals.

INVENTORIES

Inventories are stated at the lower of cost or market.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with the guidance contained in SEC Staff Accounting Bulletin No. 104 "Revenue Recognition Financial Statements" (SAB No. 104). Revenue is recognized when the product has been delivered and title and risk of loss have passed to the customer, collection of the receivables is deemed reasonably assured by management, persuasive evidence of an agreement exist and the sale price is fixed and determinable.

1.           Description of Business and Summary of Significant Accounting Policies (Continued)

EVALUATION OF LONG-LIVED ASSETS

The Company reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in Statement of Financial Accounting Standards (SFAS) No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

DEPRECIATION AND AMORTIZATION

Property and equipment are stated at cost. Depreciation is provided for by the straight-line method over the estimated useful lives of the related assets.

INCOME TAXES

The Company accounts for income taxes using an asset and liability approach under which deferred taxes are recognized by applying enacted tax rates applicable to future years to the differences between financial statement carrying amounts and the tax basis of reported assets and liabilities. The principal item giving rise to deferred taxes are future tax benefits of certain net operating loss carryforwards.

FAIR VALUE OF FINANCIAL INSTRUMENTS

For financial instruments including cash, accounts payable, accrued expenses, and loans payable, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.

RECLASSIFICATIONS

Certain reclassifications have been made to prior period amounts to conform to the current year presentation.

NEW FINANCIAL ACCOUNTING STANDARDS

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which enhances existing guidance for measuring assets and liabilities using fair value.  This Standard provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities.    SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company does not believe that SFAS No. 157 will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”) “The Fair Value Option for Financial Assets and Financial Liabilities”, providing companies with an option to report selected financial assets and liabilities at fair value.  The Standard’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently.  It also requires entities to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  The Company does not expect that the adoption will have a material impact on the financial statements.

2.	Inventories

The components of inventories are as follows:

	June 30	December 31
	2007	2006
Finished goods	$206,745	$1,534,314
Parts	57,550	78,590
	$264,295	1,612,904

3.	Property and Equipment

	June 30	December 31
	2007	2006
Equipment	$19,204	19,204
Signs	7,040	7,040
Software	15,500	15,500
Leasehold improvements	-	27,609
	47,744	69,353
Less: accumulated depreciation	11,464	11,860
	$30,280	$57,593

Depreciation expense for the six months ended June 30, 2007 and 2006 amounted to $4,366 and $3,937, respectively.

4.	Long-term debt

On June 20, 2006, the Company entered into a lease agreement with Five Point Capital Inc. for the purchase of software in the amount of $15,500, interest at 18.45% per anum with payments of $397 per month.  The loan is due May, 2011.  At June 30, 2007, the balance due was $14,157.  Interest expense for the six months ended June 30, 2007 and 2006 amounted to $1,206 and $-0-, respectively.  This software has not been depreciated because it was not yet placed in service.

December 31,
2007	$1,518
2008	2,654
2009	3,188
2010	3,828
2011	2,969
14,157
1,023
$13,134

5.	Note Payable

On January 27, 2006, the Company entered into a revolving credit loan and floor plan loan (the “Credit Facility”) with General Electric Commercial Distribution Finance Corporation (“CDF”).  Terms under the Trade Finance Purchase Program (“TFPP”) included interest at prime plus 1 ½ percent with one tenth of one percent per month administration fee, and a rate of prime plus 5 percent on all amounts outstanding after maturity with a two and one half tenths of one percent administration fee.  Maturity on advances under the TFPP was 180 days.  Advance rate under the TFPP was 100 percent of supplier invoice plus freight.  CDF had a first security interest in all inventory equipment, fixtures, accounts, chattel paper, instruments, deposit accounts, documents, general intangibles, letter of credit rights, and all judgments, claims and insurance policies via Uniform Commercial Code Filing Position or invoice purchase money security interest.  The Credit Facility was personally guaranteed by an officer and director of the Company.

On June 6, 2006, the Company entered into an amendment to the Credit Facility whereby the Company agreed to post an Irrevocable Letter of Credit (“ILOC”) as additional collateral for the amounts loaned under the Credit Facility.  The amount of the ILOC was required to be 15 percent of the amounts outstanding or advanced.  At June 30, 2007 and December 31, 2006, the amount of the ILOC was $-0- and $173,264 and is included in cash-restricted on the Company’s balance sheet.

In addition, the Amendment provided in part that “Interest on an advance for Import Inventory shall begin to accrue on the date CDF makes such an advance.  Interest on all other advances shall begin on the Start Date which shall be defined as the earlier of (A) the invoice date referred to in the Vendors invoice; or (B) the ship date referred to in the Vendors invoice; or (C) the date CDF makes such advance….”

On October 9, 2006, CDF sent the Company a notice of default for failing to make one or more payments due under the Credit Facility.  CDF demanded a payment to cure the default in the amount of $320,034.10 by October 13, 2006, which payment was not made.

On November 6, 2006, CDF terminated the Credit Facility and demanded full payment, requiring final payment of a claimed remaining balance of $1,817,920.  On November 17, 2006, CDF initiated a lawsuit in the United States District Court for the District of New Jersey to enforce its rights under the Credit Facility and related documents.  The requested relief included a Court for replevin, granting CDF the right to possess any and all Collateral covered by its security interest.

On January 20, 2007, the Company entered into a Forbearance Agreement with CDF regarding the Credit Facility.  The Forbearance Agreement stated that the amount of the Company’s indebtedness as of that date was $1,570,376. Under the Forbearance Agreement, the Company agreed to a new Payment Program.  The new Payment Program provided that the Company would make payments monthly through April, 2007.  Under this agreement, the Company also agreed to execute a Stipulated Order for Preliminary Injunction and Writ of Seizure (“Writ”).  The Writ could be filed in the event of a default under the Forbearance Agreement at any time.  If no default occurred, the Writ could be duly filed after March 1, 2007, to further protect CFD’s interest.  On March 19, 2007, CDF filed the Writ.  There was no Forbearance Agreement default as of that date.  The Writ was never executed upon, meaning that CDF did not repossess the Company’s Collateral at any time.

The last payment to CDF was made by the Company on or about July 20, 2007.  As of that date, all indebtedness under the Credit Facility, the Forbearance Agreement, and any related Agreements with CDF has been satisfied, by revenue generated through sales by the Company.

6.	Accrued Expenses

Accrued expenses consist of the following:

	June 30,	December 31,
	2007	2006
Professional fees	$37,500	$50,000
Payroll tax expense	13,694	28,260
Advertising	-	11,505
Rent	-	8,800
Accrued commissions	22,035	7,800
Other accrued expenses	1,002	16,508
	$74,231	$122,873

7.	Note Receivable/Note Payable - Related Party

On November 9, 2005, the Company issued a note payable at 12% compound monthly interest, to a related party, in the amount of $300,000 with interest and principal due at maturity, October 9, 2006.  At June 30, 2007, the balance due was $-0-.  Interest expense for the six months ended June 30, 2007 and 2006 was $-0- and $13,213, respectively.

As of December 31, 2006, the Company advanced $166,400 to a related party. This advance was taken as payroll in 2007.  This was demand loan with no interest.

Beginning January 18, 2007, an officer and director of the Company made working capital available to the Company for varying purposes.  The agreement was oral, interest-free and subject to demand.  In 2007 the loans was repaid as payroll.

On June 6, 2007, one of our officers and directors made a short term loan to the Company in the amount of $90,000.  The loan was secured by scooter inventory.  The interest rate on the loan was 12%.  Principal of the loan was to be repaid as the collateral was sold.  The loan was due July 15, 2007.  The balance as of June 30, 2007 was $61,350.  On July 23, 2007, the outstanding balance of the loan was paid in full satisfactory terms of the agreement.

8.	Stockholders’ Equity

The Company is authorized to issue 1,500 shares of common stock, at a par value of $1.00 per share, all of which were outstanding at June 30, 2007.  All shares were owned by a related party.

9.	Income Taxes

The liability method, prescribed by SFAS No. 109, "Accounting for Income Taxes,” is used by the Company in accounting for income taxes.  Under This method, deferred tax assets and liabilities are based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

10.	Commitments and Contingencies

a)         On September 5, 2007, the Company paid a success fee to a consultant to provide advisory services in business strategy, recapitalization, mergers and acquisitions, negotiation of indebtedness,  licensing and other services.  The contract was for a flat fee of $150,000.

b)         On April 1, 2007, the Company hired two consultants to provide transition management services, business planning, managerial systems analysis, sales and distribution assistance and inventory management systems services.  Both contracts are each $15,000 per month and can be terminated at will when the Company decides that the services have been completed and/or are no longer necessary.

c)         On May 15, 2007, the Company entered into an exclusive licensing agreement with Andretti IV, LLC, a Pennsylvanian limited liability company to brand motorcycles and scooters. Andretti IV holds and contracts the personal name, likeness and endorsement rights of the Mario Andretti family.  The term of the agreement is through December 31, 2017.  Royalties under the agreement are tied to motorcycle and scooter sales branded under the “Andretti line”.  The agreement calls for a Minimum Annual Guarantee.  After Year Two of the agreement, if the Company does not sell a certain minimum number of motorcycles and scooters under the “Andretti Line” it may elect to terminate the licensing agreement.  A consultant working for the company co-guaranteed the Minimum Annual Guarantee for the first two years and receives a 4.1667% of the license fees as a fee throughout the life of the license related to that work. The consultant subsequently became an officer and director of the company.

(d)        On May 22, 2007, PPMC made $200,000 of working capital available to the Company.  The balance as of June 30, 2007 is $200,000.

(e)        On June 1, 2007, the Company hired Steven A. Kempenich as its Chief Executive Officer and a director of the Company.  His contract is a two-year agreement at $16,666 per month.

11.	Subsequent Events

On July 31, 2007, the Company borrowed $80,000 from an investor.  The note matures on January 31, 2008 at which time the principal amount plus ten percent interest is due.  The note also provides the Lender with the equivalent of 200,000 pre-split common shares.

 On April 24, 2007, Purchase Point Media Corp. (PPMC), entered into a Share Exchange and Acquisition Agreement with the stockholders of Power Sports Factory, Inc. (“PSF”), whereby the stockholders of PSF agreed to exchange 100% of the shares of PSF for a total of 17,500,000 shares of common stock of PPMC, to be effective after the 1 for 20 reverse split of the common stock of PPMC.  On May 14, 2007, PPMC issued 60,000,000 shares of common stock to the major shareholder of PSF, and on August 31, 2007, entered into an amendment to the Share Exchange and Acquisition Agreement that provided for a completion of the acquisition of PSF at a closing (the “Closing”) held on September 5, 2007.  The amendment provided for an effective adjustment from 17,500,000 shares of common stock to an aggregate of 19,500,000.  At the closing PPMC issued 1,650,000 shares of a new Series B Convertible Preferred Stock (the “Preferred Stock”) to the shareholders of PSF, to complete the acquisition of PSF.  Each share of Preferred Stock is convertible into 10 shares of our common stock following effectiveness of the reverse split, at which time, each share of Preferred Stock is automatically converted into 10 shares of common stock.  After the completion of the share exchange as set forth in the Share Exchange and Acquisition Agreement, and the effectiveness of the reverse split, the total number of issued and outstanding shares of PPMC was approximately 25,400,000 shares of common stock.

(b) Pro Forma Financial Information.

Power Sports Factory, Inc.
Proforma Financial Statements
(Unaudited)

Starting in May 2004 and through September 7, 2007, Purchase Point Media Corporation ("PPMC") completed the acquisition of all outstanding common stock of Power Sports Factory, Inc. ("PSF") by issuance and transfer of 19,500,000 post-split shares of its common stock, representing 77% of the outstanding common stock of PPMC after the acquisition, which was accounted for as a reverse acquisition, in which PSF was considered to be the acquirer of PPMC for reporting purposes.  The outstanding common stock of PPMC (parent) was 25,400,000 post-split shares after completion of the merger.  The following summarized proforma consolidated statement of operations for the year ended June 30, 2007 has been prepared to reflect the acquisition of PSF on July 1, 2006.  Proforma balance sheet information at June 30, 2007 has been prepared to reflect the acquisition of  PSF as if the transaction occurred on June 30, 2007.  The unaudited proforma consolidated financial results have been prepared for comparative purposes and may not be indicative of the results that will be attained in the future.  These proforma consolidated financial statements should be read in conjunction with the audited June 30, 2007 financial statements of PPMC.

Power Sports Factory, Inc.
Proforma Consolidated Balance Sheet
June 30, 2007
(Unaudited)

Basis of Presentation

Proforma balance sheet information at June 30, 2007 has been prepared to reflect the acquisition of Power Sports Factory, Inc. as if the transaction occurred on June 30, 2007.

						Proforma Balance
	PPMC	PSF			Proforma	Balance Sheet
	6/30/2007	6/30/2007			Adustments	6/30/2007

Current assets	$201,550	$414,526	(1)		$(201,500)	$414,526
Equipment	1,661	30,280	(1)		(1,661)	30,280
Other assets	8,443	9,876	(1)		(8,443)	9,876
Total Assets	$211,604	$454,682				$454,682

Liabilities	$2,042,836	$806,598	(1)		$(2,042,836)	$806,598
Stockholders’ deficiency	(1,831,232)	(351,916)	(1	)(2)	(1,831,232)	(351,916)
Total Liabilities and Stockholders’ deficiency	$211,604	$454,682				$454,682

(1)	To reflect spin-off of PPMC's Last Word subsidiary.
(2)	To reflect the recapitalization of the issuance of merger shares.

Power Sports Factory, Inc.
Proforma Consolidated Statement of Operations
For the year ended June 30, 2007
(Unaudited)

Basis of Presentation

The summarized proforma statement of operations for the year ended June 30, 2007 has been prepared to reflect the acquisition of Power Sports Factory, Inc. on July 1, 2006.  Power Sports Factory, Inc. was acquired on September 7, 2007 and therefore, the proforma adjustments include revenue and expenses related to the Power Sports Factory, Inc. acquisition for the twelve months ended June 30, 2007.  The unaudited proforma consolidated financial results have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if the Company has completed the acquisition at an earlier date or the results that will be attained in the future.  These proforma financial statements should be read in conjunction with the June 30, 2007 audited financial statements of Purchase Point Media Corporation.

	PPMC			PPMC
	Historical			Proforma
	Year Ended	Profoma		Year Ended
	June 30,2007	Adjustments		June 30,2007

Revenue	$-	4,021,625	(1)	$4,021,625

Costs and Expenses:
Cost of sales	-	3,420,531	(1)	3,420,531
		1,473,360	(1)
General and administrative expenses	366,261	(366,261)	(2)	1,473,360
	366,261			4,893,891

Net loss from operations	(366,321)			(872,266)
		(126,089)	(1)
Other income (expenses)	(76,976)	76,976	(2)	(126,089)

Net loss before provision (benefit) from income taxes	(443,237)			(998,355)

Provision for (benefit from) income taxes	-	(425,014)	(1)	(425,014)

Net loss	$(443,237)			$(573,341)

Loss per common share -
basic and diluted	$(0.01)			$(0.01)

Average outstanding shares-
basic and diluted	32,290,000			92,290,000

(1)	To reflect historical revenue and operation results for the period July 1, 2006 to June 30, 2007.
(2)	To reflect spin off of Purchase Point Media Corporation's Last Word subsidiary subsequent to the merger.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURCHASE POINT MEDIA CORPORATION

Date: November 16, 2007	By:	/s/ Steven Kempenich
Steven Kempenich